Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

CRESCENT CAPITAL BDC, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Carry-Forward Securities

Carry-Forward Securities	Equity	Common Stock(3)(4)	415(a)(6)	—	—	(8)	—	—	N-2	333-255478	September 1, 2021	(8)

Carry-Forward Securities	Equity	Preferred Stock(3)	415(a)(6)	—	—	(8)	—	—	N-2	333-255478	September 1, 2021	(8)

Carry-Forward Securities	Other	Subscription Rights(3)	415(a)(6)	—	—	(8)	—	—	N-2	333-255478	September 1, 2021	(8)

Carry-Forward Securities	Other	Warrants(5)	415(a)(6)	—	—	(8)	—	—	N-2	333-255478	September 1, 2021	(8)

Carry-Forward Securities	Debt	Debt Securities(6)	415(a)(6)	—	—	(8)	—	—	N-2	333-255478	September 1, 2021	(8)

Carry-Forward Securities	Other	Units(7)	415(a)(6)	—	—	(8)	—	—	N-2	333-255478	September 1, 2021	(8)

Carry-Forward Securities	Unallocated (Universal Shelf)	(8)	415(a)(6)	$444,368,750	—	$444,368,750(8)	—	—	N-2	333-255478	September 1, 2021	$54,550

	Total Offering Amounts				—	$444,368,750(8)	—	—	—	—	—	—

	Total Fees Previously Paid				—	—	—	—	—	—	—	—

	Total Fee Offsets				—	—	—	—	—	—	—	—

	Net Fee Due				—	—	—	$0	—	—	—	—

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $444,368,750 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (333-255478) initially filed on April 23, 2021, as amended on June 24, 2021 and August 6, 2021, declared effective on September 1, 2021, and further amended on August 25, 2022 and March 16, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $54,550 relating to the securities registered on the Prior Registration Statement, including the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. The Unsold Securities consiset of an indeterminate amount of common stock, preferred stock, subscription rights, warrants, debt securities and/or units. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(3)

Subject to Note 1 above, such shares of common stock or preferred stock, or subscription rights to purchase shares of common stock, may be sold separately or as units in combination with other securities registered hereunder.

(4)

Subject to Note 1 above, such shares of common stock may be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock.

(5)

Subject to Note 1 above, such warrants may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.

(6)	Subject to Note 1 above, such principal amount of debt may be sold separately or as units in combination with other securities registered hereunder.
(7)

Subject to Note 1 above, such units may consist of a combination of any one or more of the securities being registered hereunder and may also include securities issued by third parties, including the U.S. Treasury.